UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010
PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 232-7028
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 24, 2010, PetroQuest Energy, Inc. (the “Company”) announced a net loss available to common stockholders for the quarter ended December 31, 2009 of ($40,572,000), or ($0.66) per share, compared to fourth quarter 2008 net loss available to common stockholders of ($154,794,000), or ($3.14) per share. For the year ended December 31, 2009, the Company reported a net loss available to common shareholders of ($95,330,000), or ($1.72) per share, compared to net loss available to common shareholders of ($102,100,000), or ($2.08) per share, for the year ended December 31, 2008. The Company recorded a non-cash ceiling test write-down of $53 million for the fourth quarter of 2009 and $156 million for the year-ended December 31, 2009, as compared to the ceiling test write-downs of $247 million and $266 million during the fourth quarter and year end periods of 2008, respectively.
Discretionary cash flow for the fourth quarter of 2009 was $36,783,000 as compared to $45,224,000 for the comparable 2008 period. Cash flow provided by (used in) operating activities totaled $35,183,000 and ($16,858,000) during the fourth quarters of 2009 and 2008, respectively. For the year ended December 31, 2009, discretionary cash flow was $146,801,000 compared to $233,534,000 for 2008. Cash flow provided by operating activities totaled $121,822,000 and $169,061,000 during the years ended December 31, 2009 and 2008, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Oil and gas sales during the fourth quarter of 2009 were $53,852,000 as compared to $66,203,000 in the fourth quarter of 2008. For the year ended December 31, 2009, oil and gas sales decreased 29% to $218,644,000 as compared to $308,623,000 in the year ended December 31, 2008. Production for the fourth quarter and year ended December 31, 2009 was 20% lower and 1% higher, respectively, than production for the comparable periods of 2008. Stated on an Mcfe basis, unit prices (including the effects of hedging) received during the fourth quarter and the year ended December 31, 2009 were higher by 2% and lower by 30%, respectively, as compared to the prices received during the comparable 2008 periods.
Lease operating expenses for the fourth quarter of 2009 were $1.24 per Mcfe as compared to $1.36 per Mcfe in the fourth quarter of 2008. For the year ended December 31, 2009, lease operating expenses decreased to $1.13 per Mcfe from $1.32 per Mcfe in 2008. The declines during the 2009 periods are primarily due to the Company’s cost reduction efforts combined with lower services and materials costs.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2009 was $2.16 per Mcfe as compared to $4.02 per Mcfe in the fourth quarter of 2008. For the year ended December 31, 2009, DD&A on oil and gas properties decreased 37% to $2.44 per Mcfe from $3.89 per Mcfe for the comparable period of 2008. The declines in DD&A are primarily the result of the non-cash ceiling test write-downs of our proved oil and gas properties during 2008 and 2009.
General and administrative expenses increased $492,000 and decreased $4,380,000 for the fourth quarter and year ended December 31, 2009, as compared to the respective 2008 periods. The decrease during 2009 is primarily due to lower employee related costs.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods and years ended December 31, 2009 and 2008:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Production:
Oil (Bbls)	149,448	176,062	600,124	680,571
Gas (Mcf)	6,653,426	8,385,301	30,598,092	29,708,204
Total Production (Mcfe)	7,550,114	9,441,673	34,198,836	33,791,630
Total Daily Production (MMcfe/d)	82.1	102.6	93.7	92.3

Sales:
Total oil sales	$12,122,430	$12,986,929	$41,150,657	$66,349,344
Total gas sales	41,729,249	53,216,059	177,493,256	242,273,860
Total oil and gas sales	$53,851,679	$66,202,988	$218,643,913	$308,623,204

Average sales prices:
Oil (per Bbl)	$81.11	$73.76	$68.57	$97.49
Gas (per Mcf)	6.27	6.35	5.80	8.16
Per Mcfe	7.13	7.01	6.39	9.13
The above sales and average sales prices include increases related to gas hedges of $16,918,000 and $5,378,000 and oil hedges of $877,000 and $2,380,000 for the three months ended December 31, 2009 and 2008, respectively. The above sales and average sales prices include increases (reductions) related to gas hedges of $74,333,000 and ($6,160,000) and oil hedges of $5,559,000 and ($2,124,000) for the years ended December 31, 2009 and 2008, respectively.
The following updates guidance for the first quarter of 2010:

Guidance for
Description	1st Quarter 2010

Production volumes (MMcfe/d)	83 - 88

Percent gas	89%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.25 - $0.30
Depreciation, depletion and amortization (per Mcfe)	$2.10 - $2.20
General and administrative (in millions)	$4.0 - $4.5
Interest expense (in millions)	$1.5 - $2.0

The following updates guidance for the full year of 2010:

Guidance for
Description	Full Year 2010

Production volumes (MMcfe/d)	84 - 92

Percent gas	88%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.25 - $0.30
Depreciation, depletion and amortization (per Mcfe)	$2.10 - $2.20
General and administrative (in millions)	$18 - $20
Interest expense (in millions)	$7 - $8

2010 Capital Expenditures (in millions)	$120 - $140
Management Statement
“With our significantly improved balance sheet and liquidity position, we are resuming our long-lived growth focused strategy during 2010, where over the past five years we have realized long-lived compounded annual growth rates in production and reserves of 51% and 25%, respectively,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “Our transition story continues and we have moved from being solely a Gulf Coast focused Company, with 77% of our 2009 proved reserves and 51% of our expected 2010 production coming from long-lived assets.”
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the decline in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, the impact of governmental regulation and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(Unaudited)
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Oil and gas sales	$53,852	$66,203	$218,644	$308,623
Gas gathering revenue	59	61	231	5,335
	53,911	66,264	218,875	313,958

Expenses:
Lease operating expenses	9,370	12,847	38,541	44,665
Production taxes	1,460	2,803	4,656	12,292
Depreciation, depletion and amortization	16,643	38,231	84,772	134,340
Ceiling test writedown	52,552	246,776	156,134	266,156
Gas gathering costs	10	94	191	2,309
General and administrative	5,705	5,213	18,869	23,249
Accretion of asset retirement obligation	748	423	2,452	1,317
Interest expense	2,520	2,829	12,615	9,327

	89,008	309,216	318,230	493,655

Gain on sale of assets	—	135	485	26,812
Other income (expense)	(52)	(83)	(5,955)	344

Loss from operations	(35,149)	(242,900)	(104,825)	(152,541)

Income tax expense (benefit)	4,137	(89,391)	(14,635)	(55,581)

Net loss	(39,286)	(153,509)	(90,190)	(96,960)

Preferred stock dividend	1,286	1,285	5,140	5,140

Net loss available to common stockholders	$(40,572)	$(154,794)	$(95,330)	$(102,100)

Loss per common share:
Basic	$(0.66)	$(3.14)	$(1.72)	$(2.08)

Diluted	$(0.66)	$(3.14)	$(1.72)	$(2.08)

Weighted average number of common shares:
Basic	61,155	49,295	55,363	48,971
Diluted	61,155	49,295	55,363	48,971

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Amounts in Thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$20,772	$23,964
Revenue receivable	16,457	20,074
Joint interest billing receivable	11,792	24,259
Hedging asset	2,796	40,571
Prepaid drilling costs	2,383	11,523
Drilling pipe inventory	19,297	25,898
Other current assets	1,619	1,530

Total current assets	75,116	147,819

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,296,177	1,225,304
Unevaluated oil and gas properties	108,079	119,847
Accumulated depreciation, depletion and amortization	(1,082,381)	(832,290)

Oil and gas properties, net	321,875	512,861
Gas gathering assets	4,848	4,644
Accumulated depreciation and amortization of gas gathering assets	(1,198)	(900)

Total property and equipment	325,525	516,605

Other assets, net of accumulated depreciation and amortization of $8,342 and $6,237, respectively	9,818	5,825

Total assets	$410,459	$670,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$27,113	$70,643
Advances from co-owners	3,662	5,349
Oil and gas revenue payable	7,886	15,305
Accrued interest and preferred stock dividend	3,133	3,696
Asset retirement obligation	4,517	8,590
Other accrued liabilities	4,106	4,094

Total current liabilities	50,417	107,677
Bank debt	29,000	130,000
10 3/8% Senior Notes	149,267	148,998
Asset retirement obligation	19,399	17,043
Deferred income taxes	—	28,845
Other liabilities	271	199
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 61,177 and 49,319 shares, respectively	61	49
Paid-in capital	259,981	216,253
Accumulated other comprehensive income	1,768	25,560
Accumulated deficit	(99,706)	(4,376)

Total stockholders’ equity	162,105	237,487

Total liabilities and stockholders’ equity	$410,459	$670,249

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in Thousands)

	Year Ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net income (loss)	$(90,190)	$(96,960)	$40,619
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	(14,635)	(55,581)	23,664
Depreciation, depletion and amortization	84,772	134,340	119,969
Ceiling test writedown	156,134	266,156	—
Gain on sale of assets	(485)	(26,812)	—
Accretion of asset retirement obligation	2,452	1,317	923
Pipe inventory impairment	913	—	—
Share-based compensation expense	6,328	9,582	9,818
Amortization costs and other	1,512	1,492	1,187
Payments to settle asset retirement obligations	(1,803)	(19,377)	(6,058)
Changes in working capital accounts:
Revenue receivable	3,617	2,746	(1,053)
Joint interest billing receivable	11,937	(1,323)	(2,864)
Prepaid drilling and pipe costs	14,828	(35,973)	3,438
Accounts payable and accrued liabilities	(51,375)	(4,567)	37,050
Advances from co-owners	(1,687)	(7,521)	(521)
Other	(496)	1,542	(2,443)

Net cash provided by operating activities	121,822	169,061	223,729

Cash flows from investing activities:
Investment in oil and gas properties	(63,420)	(325,936)	(233,436)
Investment in gas gathering assets	(204)	(6,204)	(2,968)
Proceeds from sale of gathering assets, net of expenses	—	43,170	—
Proceeds from sale of oil and gas properties and other	7,451	2,256	1,277

Net cash used in investing activities	(56,173)	(286,714)	(235,127)

Cash flows from financing activities:
Net proceeds from (payments for) share based compensation	(366)	1,597	(99)
Deferred financing costs	(114)	(1,450)	(98)
Proceeds from common stock offering	38,036	—	—
Costs of common stock offering	(258)	—	—
Payment of preferred stock dividend	(5,139)	(5,439)	—
Repayment of bank borrowings	(101,000)	(128,000)	(70,000)
Proceeds from bank borrowings	—	258,000	23,000
Proceeds from preferred stock offering	—	—	74,750
Costs of preferred stock offering	—	—	(4,041)

Net cash provided by (used in) financing activities	(68,841)	124,708	23,512

Net increase (decrease) in cash and cash equivalents	(3,192)	7,055	12,114
Cash and cash equivalents at beginning of period	23,964	16,909	4,795

Cash and cash equivalents at end of period	$20,772	$23,964	$16,909

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$20,335	$17,851	$19,238

Income taxes	$227	$—	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(39,286)	$(153,509)	$(90,190)	$(96,960)
Reconciling items:
Deferred tax expense (benefit)	4,137	(89,391)	(14,635)	(55,581)
Gain on sale of assets	—	(135)	(485)	(26,812)
Depreciation, depletion and amortization	16,643	38,231	84,772	134,340
Ceiling test writedown	52,552	246,776	156,134	266,156
Accretion of asset retirement obligation	748	423	2,452	1,317
Share based compensation expense	1,594	2,392	6,328	9,582
Amortization expense and other	395	437	2,425	1,492
Discretionary cash flow	36,783	45,224	146,801	233,534
Changes in working capital accounts	(1,344)	(59,480)	(23,176)	(45,096)
Settlement of asset retirement obligations	(256)	(2,602)	(1,803)	(19,377)

Net cash flow provided by (used in) operating activities	$35,183	$(16,858)	$121,822	$169,061

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: February 24, 2010	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer